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                                                                    EXHIBIT 99.1

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

                                       )  Chapter 11
                                       )
In re:                                 )  Case No. 01-11488 (MFW)
                                       )
LASON, INC., ET AL.,                   )  Jointly Administered
                                       )
                Debtors.               )
                                       )

             REVISED TECHNICAL AMENDMENTS TO DEBTORS' FIRST AMENDED
                          JOINT PLAN OF REORGANIZATION

     Lason, Inc. ("LSON") and its subsidiaries whose chapter 11 cases are being jointly administered with LSON's chapter 11 case (collectively "Lason") hereby file these Revised Technical Amendments (the "Revised Amendments") to the Debtors' First Amended Joint Plan of Reorganization, dated March 18, 2002 (the "Plan").(1)

     1. "Avoidance Actions" shall be defined in Article I of the Plan as follows:

               "AVOIDANCE ACTIONS means all of the Claims, rights of action, suits or proceedings whether in law or equity, whether known or unknown, except any such Claims released or exculpated pursuant to the Plan or prior order of the Court, that any Debtor or its Estate may hold against any person or entity arising under Sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code."

     2. Section 1.47 of the Plan (Litigation Claims) shall be deleted in its entirety and amended as follows:

               "LITIGATION CLAIMS means those Claims, rights of action, suits or proceedings not Avoidance Actions defined in Section 1. _ of this Plan, whether in law or in equity, whether known or unknown, that any Debtor or its Estate may hold against any person or entity under the Bankruptcy Code or any non-bankruptcy law."



_________________
(1) The Technical Amendments to the Plan filed by the Debtors on April 26, 2002 are superseded by these Revised Amendments. Unless otherwise defined, capitalized terms used herein shall have the meanings described thereto in the Plan.

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3.   Section 1.51 of the Plan (Definitions/New Junior Note) is amended as follows: in the second line, following the words "amount of" replace "$5.5 million" with "$3,177,790".


4. Section 3.3(c) of the Plan shall be deleted in its entirety and replaced with the following:

          "Net proceeds of Avoidance Actions, after satisfaction of reasonable costs and expenses of the Official Committee incurred in pursuit of such claims and payment to the Prepetition Lenders of the amounts described in Section 12.15, shall be distributed to holders of Allowed General Unsecured Claims in the following percentages: 50% to holders of General Unsecured Claims excluding the Prepetition Lenders' unsecured deficiency claims, and 50% to the Prepetition Lenders on account of their unsecured deficiency claims as soon as reasonably practical in accordance with the terms of this Plan. Distributions of such net proceeds shall be made on a pro rata basis to holders of Claims within each subset after giving effect to the percentage allocation set forth above."

5. Section 4.3(b) of the Plan (Directors of the Reorganized Debtors) is amended as follows: in the third line, after "LSON," replace "and three
     (3) directors which may be designated by the Prepetition Agent" with "two
     (2) directors which may be designated by the Prepetition Agent, and one
     (1) director which may be designated by the Official Committee, so long as such director is reasonably acceptable to the Debtors and the Prepetition Agent." The following sentence shall be added to the end of
     Section 4.3(b): The initial terms for the directors designated by the Prepetition Agent and the Official Committee shall be continuous and not less than one (1) year.

6. The following sentence shall be added at the end of Section 4.6 (Executive Management Incentive Plan):

          "The Executive Management Incentive Plan shall provide that, in any privately negotiated transaction for the sale of New Common Stock issued to the Executive Management Incentive Plan Participants within two years

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        following entry of the Confirmation Order, such participants will provide notice to the Disbursing Agency (with directions that the notice be forwarded to the appropriate creditors) and use their best efforts to obtain similar terms of sale for the New Common Stock issued directly to the General Unsecured Creditors (excluding stock issued to the Prepetition Lenders on account of their unsecured deficiency claims). This restriction shall not apply to individual sales of New Common Stock by individual Executive Management Incentive Plan Participants on the open market after the expiration of the one year restricted trading period."

7. Section 7.4 (Indemnification of Directors, Officers and Employees) shall be deleted in its entirety and replaced with the following:

        "(a) Current Directors, Officers and Employees. The obligations of the Debtors to indemnify any person or entity currently serving as a director, officer or employee of any Debtor, by reason of such Person's or Entity's service in such capacity, to the extent provided in the Debtor's constituent documents or by a written agreement with the Debtors or the applicable states general corporation law, each as applicable, shall be deemed assumed by Reorganized Lason as of the Effective Date.

        (b) Former Directors, Officers and Employees. The Debtors shall file a separate motion pursuant to Section 365 of the Bankruptcy Code and/or such other provisions that may be applicable on or before the Effective Date to assume and/or reject any of its indemnification obligations of an executory nature (either collectively or separately, as the case may be) for all persons having previously served but not currently serving as directors, officers or employee of any Debtor, by reason of such Person's or Entity's service in such capacity, to the extent provided in the Debtors' constituent documents or by a written agreement with the Debtors of the applicable states' general corporation law, each as may be applicable. All parties rights, objections and defenses with respect to any such motion are expressly preserved subject to further order of the Court."

8. Section 10.2 (Releases by the Debtors) and all references thereto is removed in its entirety.

9. Section 10.4 (Preservation of Rights of Action; Settlement of Litigation Claims) shall be deleted in its entirety and replaced with the following:

        "Except as otherwise provided in the Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates

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          shall transfer and assign their interest in (a) the Avoidance Actions to a litigation trust established by the Official Committee (the "Committee Trust"): and (b) the Litigation Claims to a litigation trust established by the Prepetition Agent (the "Bank Trust"). The respective trustees for each of these litigation trusts, as the successors in interest to the Avoidance Actions and Litigation Claims (as the case may be) of the Debtors and the Estates, may sue on, settle or compromise any or all of the Avoidance Actions or Litigation Claims (as the case may be) or, in the exercise of their respective discretion, may determine not to pursue any or all of such claims; provided, however, that no Avoidance Action may be asserted against the Prepetition Agent, the Prepetition Lenders or any professional retained pursuant to Section 327 in these cases. The Reorganized Debtors, the Prepetition Lenders, the Prepetition Agent and the Official Committee shall each retain and may enforce all defenses, counterclaims and rights asserted against the Debtors or their Estates."

10. The following shall be appended to the end of Subsection (k) of Article XI of the Plan: "and Avoidance Actions".

11. Section 12.15 (Official Committee after Effective Date) shall be replaced in its entirety and replaced with the following:

          "On the Effective Date, the Committee Trust and its respective trustee may, in accordance with Section 10.4 of the Plan, prosecute those Avoidance Actions transferred to it pursuant to Section 10.4 of the Plan for the benefit of the Estates. The Prepetition Lenders shall provide an amount not to exceed $150,000 to reimburse the Committee Trust for the costs and expenses (including reasonable attorneys fees) incurred in connection with the prosecution of the Avoidance Actions (provided that no Avoidance Action may be asserted against the Prepetition Agent or the Prepetition Lenders, and no amount shall be payable on account of the prosecution of any claim against the Prepetition Agent or the Prepetition Lenders). Net proceeds from such Avoidance Actions shall be delivered to the Disbursing Agent for distribution in accordance with the terms of the Plan; provided, however, that notwithstanding any other provision of the Plan, the first $150,000 of such net proceeds (or such lesser amount as shall have been actually disbursed by the Prepetition Lenders) shall be repaid by the Disbursing Agent to the Prepetition Agent for the benefit of the Prepetition Lenders on account of their funding of the Committee Trust's prosecution of the Avoidance Actions as set forth herein. Upon completion of the Committee Trust's prosecution of such Avoidance Actions, the Committee Trust and the Official Committee shall dissolve and shall have no further duties, except with respect to any appeal of the

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               Confirmation Order. Nothing herein shall be construed to impose any determination that proceeds from Litigation Claims paid from any director and officer liability insurance policy of the Debtors (the "D&O Policies") are property of the Debtors' estates. All parties' rights to pursue claims under the D&O Policies are expressly preserved and shall not be affected by the Plan or any provision therein."

     12.  Schedule 1 (List of Subsidiary Debtors) is amended as follows:
          Fort Knox

          Escrow Services, Inc. and Fort Knox Secured Data, Inc. are removed.

     13. Schedule 2 is amended with the amended Schedule 2 attached as Exhibit A to these Amendments.

     14. Except as expressly amended hereby, all other provisions of the Plan shall remain unaffected and in full force and effect.


Dated: May 3, 2002
       Wilmington, Delaware

                                            YOUNG CONAWAY STARGATT & TAYLOR, LLP


                                            /s/ Robert S. Brady
                                            --------------------------------
                                            Robert S. Brady, Esq. (No. 2847)
                                            Michael R. Nestor (No. 3526)
                                            1000 West Street, 17th Floor
                                            P.O. Box 391
                                            Wilmington, Delaware 19899-0391
                                            Tel: (302) 571-6600
                                            Fax: (302) 571-1253

                                            -and-

                                            Lawrence K. Snider, Esq.
                                            Aaron L. Hammer, Esq.
                                            Sean T. Scott, Esq.
                                            MAYER, BROWN, ROWE & MAW
                                            190 South LaSalle Street
                                            Chicago, Illinois 60603
                                            Tel: (312) 782-0600
                                            Fax: (312) 701-7711


                                            Co-Counsel for Debtors and
                                            Debtors-in-Possession

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                                   EXHIBIT A
                                   ---------

                                   SCHEDULE 2

                         KEY MANAGER RETENTION PROGRAM




           Key Manager              Cash Bonus            Junior Note Allocation
           -----------              ----------            ----------------------

Marilyn T. Teeters                   $450,000                   $1,062,500

Patrick M. Essig                     $225,000                     $531,250

Julie M. Essig                       $225,000                     $531,250

Timothy Kirkpatrick                  $125,000                     $300,000

Steven J. Roderick                   $200,000                     $435,000

Thomas Taube                         $108,000                     $257,790

               TOTAL               $1,330,000                   $3,117,790
                                   ----------                   ----------